EXHIBIT 10.2
                        AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated April 1, 1998 by and between FIRST RESERVE, INC., a Florida corporation ("FRI-Florida") and FIRST RESERVE, INC., an Arizona corporation ("FRI-Arizona").

         WHEREAS, FRI-Arizona owns all of the issued and outstanding shares of common stock of FRI-Florida, representing the only class of shares issued and outstanding of FRI-Florida.

         WHEREAS, FRI-Arizona wishes to merge its subsidiary FRI-Florida into itself in accordance with Section lO-1104, Arizona Statutes.

         WHEREAS, the Board of Directors of FRI-Arizona deems it advisable and in the best interests of both corporations that FRI-Florida be merged into FRI-Arizona as provided herein.

         NOW, THEREFORE, it is agreed as follows:

         I. As soon as practicable after this Agreement and Plan of Merger (the "Plan") has been executed by the duly authorized officers of FRI-Florida and FRI-Arizona, it shall be filed, along with the accompanying Articles of Merger, in the office of the Secretary of State of Arizona. The term "Effective Date" as used herein shall mean the date on which this Plan is feed with the Secretary of State of Arizona.

         II. On the Effective Date, FRI-Florida shall be merged into its parent, FRI-Arizona, and the separate corporate existence of FRI-Florida shall cease. FRI-Arizona shall be the surviving corporation, under its present name, and shall continue to be governed by the laws of the State of Arizona. All shares owned by FRI-Florida, as the parent of its wholly-owned subsidiaries, Esslinger-Wooten-Maxwell, Inc. and First Reserve Realty, Inc., and shares owned in First Reserve Enterprises, Inc. shall be transferred to FRI-Arizona, as the surviving entity.

         III. The Articles of Incorporation of FRI-Arizona in effect on the Effective Date shall continue as the Articles of Incorporation of the surviving corporation. The By-laws of FRI-Arizona in effect on the Effective Date shall continue as the By-laws of the surviving corporation. The officers and directors of FRI-Arizona in office on the Effective Date shall continue to hold their respective positions.

         IV. Each share of common stock of FRI-Florida that is issued and outstanding on the Effective Date shall cease to be outstanding and shall be canceled by FRI-Arizona. There are no shareholders of FRI-Florida other than FRI-Arizona and therefore no shareholder is entitled to dissenters rights or is required to receive notice of this Plan.

         V. Each share of FRI-Arizona Common Stock that is issued and outstanding on

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the Effective Date of the merger shall not be converted or exchanged in any manner but each such share shall continue to represent one issued and outstanding share of FRI-Arizona, as the surviving corporation.

         VI. This Plan may be abandoned or terminated prior to the filing thereof with the Secretary of State of Arizona by resolution duly adopted by the Board of Directors of FRI-Arizona.

         VII. The parties hereby adopt this Plan which is intended to be a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and as a statutory merger pursuant to Section 10-1101, ET SEQ. of Arizona Statutes. The terms of the merger shall be in accordance with the Articles of Merger executed contemporaneously herewith, and attached and made a part hereto.

         VIII. The appropriate officers of the Parties are authorized to take all such necessary actions to transfer contracts, information, assets or any other property so that this Plan may be effectedpursuant ot the provisions herewith, and in accordance with the Articles of Merger being filed contemporaneously herewith.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.


                              FIRST RESERVE, INC., a Florida corporation

                              By: /s/ ALLEN C. HARPER
                                  ----------------------------------------------
                                      Allen C. Herper, Chief Executive Officer


                              FIRST RESERVE, INC., an Arizona corporation

                              By: /s/ RONALD A. SHUFFIELD
                                  ----------------------------------------------
                                      Ronald A. Shuffield, President


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